UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 22, 2018

Commission File Number:  001-37672

ARRIS International plc
(Exact name of registrant as specified in its charter.)

United Kingdom
(State or other jurisdiction of incorporation or organization)
98-1241619
(IRS Employer Identification No.)

3871 Lakefield Drive, Suwanee, Georgia 30024
(Address of principal executive offices)

678-473-2000
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 7.01 Regulation FD Disclosure.

The Board of Directors of ARRIS International plc ("ARRIS" or the Company") has authorized a $300 million increase in ARRIS' share repurchase program. With this increase, the total amount currently available for repurchases under the share repurchase program is $500 million. Unless terminated earlier by the Board, the repurchase plan will expire upon the earlier of ARRIS using all authorized funds for repurchases or the expiration of the shareholder authorization for share repurchases in January 2021.

ARRIS previously reported that during the fiscal year of 2017, the Company repurchased 7.5 million ordinary shares for $197.0 million at an average stock price of $26.12. To date in 2018, ARRIS has repurchased an additional 0.99 million ordinary shares for $25 million at an average share price of $25.34.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARRIS International plc

Date:   March 22, 2018
By:	/s/ Patrick W. Macken

Name: Patrick W. Macken
Title: SVP, General Counsel and Secretary